Exhibit 10.19

AMENDMENT #1 TO LICENSE AGREEMENT

THIS AMENDMENT #1 TO LICENSE AGREEMENT (the “Amendment”), made and entered into this 21st day of March, 2022 (“Amendment Effective Date”) by and between Purdue Research Foundation, a corporation formed and existing under the Indiana Foundation or Holding Companies Act of 1921 with its main offices located at 1281 Win Hentschel Blvd, West Lafayette, IN 47906 (“PRF”), and Novosteo Inc., an Indiana corporation with business offices at 1281 Win Hentschel Blvd, West Lafayette, IN 47906 (“LICENSEE”), collectively referred to hereinafter as the “Parties,” and each individually as a “Party,” amends the License Agreement dated June 3, 2020, (the “Agreement”); and

WHEREAS, the Parties have agreed to certain modifications to the Agreement, including amending the patent prosecution arrangement and adding certain patent applications to the Licensed Patents as set forth in Schedule A: Licensed Intellectual Property.

NOW, THEREFORE, the Parties hereby revise and amend the Agreement as follows:

1.
Section 1.15 “Licensed Product” is hereby deleted and replaced with the following:

“1.15 “Licensed Product” means a product or service, the importation, manufacture, use, or sale of which is covered by a Valid Claim within the Licensed Patents.”

2.
Section 1.19 “Royalty Term” is hereby deleted and replaced with the following:

“1.19 “Royalties Term” means on a Licensed Product-by-Licensed Product basis and country-by-country basis, the period commencing on the date of first commercial sale until the expiration of the last Valid Claim covering such Licensed Product in such country.”

3.
Section 1.21 “Sublicense Income” is hereby deleted and replaced with the following:

“1.21 “Sublicense Income” means the cash consideration received by Licensee in consideration for a Sublicense, but excluding any consideration for:

(a)
royalties or payments on sales of Licensed Products;
(b)
payments made by a Sublicensee as consideration for the issuance of equity or debt securities of, or other investment in, Licensee or an Affiliate;
(c)
reimbursement to Licensee or an Affiliate for Licensee’s actual costs of bona fide research, development, manufacturing or commercialization of Licensed Product(s) that are performed by or on behalf of Licensee or an Affiliate;
(d)
reimbursements of patent expenses incurred by Licensee or its Affiliates with respect to such Licensed Product(s); and
(e)
Sublicensee’s tax payments received by Licensee and payable to the taxing authority.

4.
Section 2.1 License is hereby deleted and replaced with the following:

“2.1 License. Subject to compliance with this Agreement, and subject to the reservation of rights stated below, PRF grants to LICENSEE, and LICENSEE accepts, a royalty-bearing, exclusive, license, including the right to grant and authorize sublicenses, under the Licensed Intellectual Property to make or have made, use, sell or have sold, and import, and otherwise exploit Licensed Products and otherwise exploit the Technical Information in the Field of Use and the Licensed Territory.”

5.
Section 4.1 Unit Royalties is hereby deleted and replaced with the following:

“4.1 Unit Royalties. During the Royalty Term, LICENSEE shall pay PRF an earned royalty of three and a half percent (3.5%) of Gross Receipts (“Unit Royalties”). Unit Royalties accrued in a particular Reporting Period shall be due and payable on or before the Payment Due Date immediately following the end of the applicable Reporting Period.”

6.
SCHEDULE A: Licensed Intellectual Property is hereby amended to add PRF Ref. No. 2021-LOW-69248, PRF Ref. No. 2021-LOW-69249, and PRF Ref. No. 2022-LOW-69585 as set forth in Exhibit

1 attached hereto, to the Licensed Patents.

7.
Each Section of Article 7 Patent Prosecution is hereby deleted and replaced with the following:

7.1
Prosecution and Maintenance of Licensed Patent(s). Prosecution counsel for the Licensed Patents (“Prosecution Counsel”) shall be nominated by LICENSEE and approved by PRF and shall represent LICENSEE as the exclusive licensee(s) of the Licensed Patents only. PRF shall have the right to terminate Prosecution Counsel’s authority as agent of record for any Licensed Patent at any time.

7.2
The letter of retention for Prosecution Counsel shall address Prosecution Counsel’s responsibilities in the following aspects:
a)
Prosecution Counsel shall keep PRF informed as to all material developments with respect to filing, prosecution and maintenance of patent applications, including by advance notification to PRF of prosecution proceedings and strategies and advance transmittal to PRF of draft responses to patent office proceedings (not less than ten business days prior to due date), and obtaining PRF’s input prior to filing same.
b)
Prosecution Counsel shall not make any filing unless and until first securing express written authorization from PRF upon reasonable advance notice (not less than ten business days prior to filing date) to PRF of the proposed filing. Under no circumstances is Prosecution Counsel to assume that silence is implicit approval or authorization.
c)
Except upon authorization of PRF, Prosecution Counsel shall not (a) expressly and irrevocably abandon either a pending application within the Licensed Patents (except for filing of a PRF-authorized continuing patent application) or (b) fail to make any national filing.
d)
Prosecution Counsel shall advise on inventorship, in consultation with PRF.
e)
The letter shall allocate responsibilities for maintenance fees.

7.3
Other Prosecution and Maintenance Matters.
a)
General Matters. The Parties agree to cooperate with respect to prosecution of the Licensed Patent(s) in all reasonable ways, including obtaining inventors’ signatures on the relevant documents, inventor review of the application, discussion of office actions, and the like.
b)
Discontinuance of Support. LICENSEE, upon sixty (60) days advance written notice to PRF, may advise PRF that it no longer wishes to pay expenses for filing, prosecuting or maintaining one or more Licensed Patent(s) in one or more countries. As of the effective date of the notice to PRF, LICENSEE’s grant of license to such Licensed Patent(s) shall terminate in such country(ies) and LICENSEE’s obligation to pay expenses arising thereafter and related to such Licensed Patents in such country(ies) shall terminate. LICENSEE acknowledges that PRF may, at its sole option, elect to pay such expenses or permit such Licensed Patent(s) referenced in this Section 7.3(b) to become abandoned or lapsed.

7.4
Foreign Patent Prosecution. With respect to any non-U.S. territory in which either LICENSEE or PRF proposes to file a patent application within the Licensed Patents, the proposing party shall notify the other party ninety (90) days before the applicable national phase filing deadline. LICENSEE agrees to consider in good faith to file and prosecute a patent application in any country regarding which it receives written notice from PRF requesting such filing as long as PRF’s written notice is received by LICENSEE at least thirty (30) days before the applicable deadline.

7.5
Reimbursement for Expenses. Subject to Section 7.3(b), LICENSEE shall bear all fees and costs incurred prior to and after the Effective Date through the Term of this Agreement in connection with the preparation, filing, prosecution, defense (including but not limited to interference, derivatization, reexamination, opposition, and post-allowance proceedings), and maintenance of the Licensed Patents.”

8.
Consideration for the Amendment.
8.1.
Amendment Fee. LICENSEE shall pay PRF a non-refundable license fee of fifty thousand dollars ($50,000 USD) (“Amendment Fee”). The Amendment Fee shall be payable to PRF as follows: (i) twenty-five thousand dollars ($25,000 USD) upon execution of this Amendment, and (ii) twenty-five thousand dollars ($25,000 USD) on the third anniversary of the Amendment Effective Date. The Amendment Fee, or any portion thereof, shall not be credited toward any other obligation, now or in the future, of LICENSEE under the Agreement.
8.2.
Equity. As further consideration, LICENSEE will grant to PRF 142,033 shares of common stock in LICENSEE. The shares shall be issued upon PRF’s execution and delivery of a stock issuance agreement, which shall contain customary representations, warranties and covenants and an agreement to execute any agreements or documents that may be required by investors in connection with a Qualified Investment (as defined below). When issued, those shares of common stock will represent one-half of one percent (0.5%) of the common stock in LICENSEE on a Fully Diluted Basis as of September 30, 2021. LICENSEE agrees the shares are valued at 0.03 per common share. LICENSEE shall provide PRF with an updated pro forma capitalization table upon which the above calculation is made.

9.
Capitalized terms not defined herein shall, unless otherwise indicated herein, have the meanings ascribed to such terms in the Agreement.

10.
The Parties agree that except for the amendments set forth herein, the terms of the Agreement as revised, modified or amended shall control the rights and obligations of the Parties; provided that to the extent there is any inconsistency between this Amendment and the Agreement (as amended from time to time) or any term or objective of this Amendment would be frustrated or impeded by application of any other term of the Agreement, this Amendment shall control and supersede all inconsistent provisions of the Agreement. This Amendment shall be construed under and governed by the laws of the State of Indiana (without regard to conflict of law rules) and the United States of America.

(Signatures to follow)

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their duly authorized representatives, to be effective as of the date set forth above.

Purdue Research Foundation		Novosteo Inc.
X		X
Printed Name:	Brooke L Beier, PhD	Printed Name:	Dirk Thye
Title:	Sr. Vice President, Commercialization	Title:	CEO

Schedule A: Licensed Intellectual Property

Licensed Patent(s)

Technology:

Abalode 10/20 compounds and compositions and methods of treating fractures (including maxillofacial fracture, fracture in patient with diabetes, and fracture in patient with osteoporosis)

PRF Ref. No.: 2021-LOW-69248

Patent Info:	Track Code	Application #	Type	Status	Country	App Date
	2019-LOW-69248-01	63/105,669	Provisional- Patent	Converted	US	Oct 26, 2020
	2019-LOW-69248-02	63/193,748	Provisional- Patent	Converted	US	May 27, 2021
	2019-LOW-69248-03	PCT/US21/47824	PCT- Patent	Filed	WO	Aug 26, 2021
Inventors:	Name: Philip Stewart Low Stewart A Low Jeffery Jay Howard Nielsen	Purdue University Purdue University Purdue University
*
Federal or other funding of related research? X Yes No
*
The U.S. Government retains certain rights in the Technology, and the License is subject in all respects to U.S. law applicable to intellectual property funded in whole or in part by the U.S. Government.

If yes, provide funding agency and contract no.: No federal funding disclosed

Technology:	Use of abalode 10/20 compounds and compositions to treat spinal fusion PRF Ref. No.: 2021-LOW-69249
Patent Info:	Track Code	Application #	Type	Status	Country	App Date
	2019-LOW-69249-01	63/105,678	Provisional- Patent	Converted	US	Oct 26, 2020
	2019-LOW-69249-02	63/193,753	Provisional- Patent	Converted	US	May 27, 2021
	2019-LOW-69249-03	PCT/US21/47827	PCT - Patent	Filed	WO	Aug 26, 2021
Inventors:	Name: Philip Stewart Low Stewart A Low Jeffery Jay Howard Nielsen	Purdue University Purdue University Purdue University
* Federal or other funding of related research? X Yes X No If yes, provide funding agency and contract no.: No federal funding disclosed.

2

Confidential

* The U.S. Government retains certain rights in the Technology, and the License is subject in all respects to U.S. law applicable to intellectual property funded in whole or in part by the U.S. Government.

Technology:	Hydroxyapatite Targeted Imaging and Therapy of Primary and Secondary Bone Cancers PRF Ref. No.: 2022-LOW-69585
Patent Info:	Track Code	Application #	Type	Status	Country	App Date
	2022-LOW-69585-01	63/313,395	Provisional- Patent	Filed	US	Feb 24, 2022
Inventors:	Name: Philip Stewart Low Losha Dasol Dasol Jung	Purdue University Purdue University
*
Federal or other funding of related research? Yes X No If yes, provide funding agency and contract no.:
*
The U.S. Government retains certain rights in the Technology, and the License is subject in all respects to U.S. law applicable to intellectual property funded in whole or in part by the U.S. Government.